UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 23, 2010
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation	(Commission file	(I.R.S. employer identification
or organization)	number)	number)

4200 STONE ROAD
KILGORE, TEXAS		75662
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     The information included, or incorporated by reference, in Item 2.03 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01 of this Report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 23, 2010, Martin Midstream Partners L.P. (the “Partnership”), Martin Midstream Finance Corp. (“FinCo” and, together with the Partnership, the “Issuers”) and certain subsidiary guarantors (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, RBC Capital Markets Corporation and UBS Securities LLC, as representatives of a group of initial purchasers (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $200 million in aggregate principal amount of the Issuers’ 8.875% senior unsecured notes due 2018 (the “Notes”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuers offered and will issue the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.
     The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Issuers also agreed not to issue certain debt securities for a period of 60 days after March 23, 2010 without the prior written consent of Wells Fargo Securities. In addition, the Purchase Agreement contemplates the execution of a registration rights agreement relating to the Notes.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed with this Report as Exhibit 10.1 and is incorporated herein by reference.
     The Partnership intends to use the net proceeds of this offering to repay borrowings under the Partnership’s existing credit facility, to terminate existing interest rate hedges and to pay transaction fees, costs and expenses. Affiliates of each of certain of the Initial Purchasers are lenders under the Partnership’s existing credit facility and therefore will receive a portion of the net proceeds from this offering.
Item 8.01. Other Events.
     On March 23, 2010, the Partnership issued a press release announcing the pricing of the Notes offering. A copy of the Partnership’s press release announcing the pricing is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Purchase Agreement, dated as of March 23, 2010, by and among the Partnership, FinCo, the Guarantors named therein and the Initial Purchasers named therein.

99.1	—	Press release dated March 23, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC Its General Partner

Date: March 23, 2010		By:	/s/ Robert D. Bondurant
Robert D. Bondurant, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Purchase Agreement, dated as of March 23, 2010, by and among the Partnership, FinCo, the Guarantors named therein and the Initial Purchasers named therein.

99.1	—	Press release dated March 23, 2010.